Exhibit 23.1

Harris W. Widmer Charles E. Nord Stanley N. Sandvik Terrence P. Delaney Robert D. Dale Michael T. Schmitz Tracee S. Buethner

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees

INREIT Real Estate Investment Trust

Fargo, North Dakota

We consent to the incorporation by reference in the Registration Statements on Form S-3D of our report dated March 12, 2013 relating to our audits of the consolidated financial statements of INREIT Real Estate Investment Trust, included in the Annual Report on Form 10-K for the year ended December 31, 2012. We also consent to the reference to our firm as Experts in the Registration Statement on Form S-3D.

/s/ Widmer Roel PC

Fargo, North Dakota
March 12, 2013

4334 18th Avenue S., Suite 101 • Fargo, ND 58103-7414 Phone:(701) 237-6022 • (888) 237-6022 • Fax: (701) 280-1495 • www.widmerroelcpa.com